Exhibit 10.1
EXECUTION COPY
     JOINDER AGREEMENT, dated as of May 6, 2008 (the “Joinder Agreement” or this “Agreement”), by and among each bank or financial institution whose name appears under the caption “Incremental Lenders” on the signature pages hereof (each, an “Incremental Lender” and, collectively, the “Incremental Lenders”), VOUGHT AIRCRAFT INDUSTRIES, INC. (the “Borrower”), and LEHMAN COMMERCIAL PAPER INC. (the “Administrative Agent”).
RECITALS:
     WHEREAS, reference is hereby made to the Credit Agreement, dated as of December 22, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the funding parties party thereto and Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”) (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and
     WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Incremental Facility Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with Incremental Lenders;
     NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
I.	Each Incremental Lender party hereto hereby agrees to commit to provide its Incremental Facility Term Loan Commitment, as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

II.	Each Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, or any other Incremental Lender or any other Funding Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the Credit Agreement are required to be performed by it as an Incremental Lender.

III.	Each Incremental Lender hereby agrees to make its respective Incremental Facility Term Loan Commitment on the following terms and conditions:

1.	Applicable Margin. The Applicable Margin for the Incremental Facility Term Loans shall mean, as of any date of determination, a percentage per annum as set forth below:

ABR Loans	Eurodollar Loans
3.00%	4.00%
     Notwithstanding the foregoing, the Eurodollar Rate for the Incremental Facility Term Loans with respect to each day during each Interest Period pertaining to a Eurodollar Loan shall be the greater of (i) 3.50% and (ii) with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 — Eurocurrency Reserve Requirements
     2. Principal Payments.    The Borrower shall make principal payments on the Incremental Facility Term Loans in installments on the last Business Day in each of the months set forth below and in the amounts set forth below:

(A)	(B)
Payment	Scheduled Repayment of
Date	Incremental Facility Term Loans
September 2008	$470,000
December 2008	$470,000

March 2009	$470,000
June 2009	$470,000
September 2009	$470,000
December 2009	$470,000

March 2010	$470,000
June 2010	$470,000
September 2010	$470,000
December 2010	$470,000

March 2011	$470,000
June 2011	$470,000
September 2011	$470,000

Term Loan Maturity Date	$193,890,000

     3. Voluntary and Mandatory Prepayments.    Scheduled installments of principal of the Incremental Facility Term Loans set forth above shall be reduced in connection with any optional or mandatory prepayments of the Incremental Facility Term Loans in accordance with Sections 2.12 and 2.13 of the Credit Agreement respectively.
     4. Proposed Borrowing.    This Agreement represents the Borrower’s request to borrow Incremental Facility Term Loans from the Incremental Lenders as follows (the “Proposed Borrowing”):
I.	BUSINESS DAY OF PROPOSED BORROWING: MAY 6, 2008

II.	AMOUNT OF PROPOSED BORROWING: $200,000,000

III.	INTEREST RATE OPTION: EURODOLLAR LOAN(S) WITH AN INITIAL INTEREST PERIOD ENDING ON MAY 30, 2008 (WHICH FOR PURPOSES OF CALCULATING THE EURODOLLAR BASE RATE SHALL BE DEEMED TO BE AN INTEREST PERIOD OF ONE MONTH)
     5. Incremental Lenders.    Each Incremental Lender acknowledges and agrees that upon its execution of this Agreement and the making of Incremental Facility Term Loans, such Incremental Lender shall become a “Funding Party” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Funding Party thereunder (except as set forth in this Agreement).
     6. Closing Fee.    The Borrower agrees to pay to each Incremental Lender on the Closing Date a closing fee equal to 5% of such Incremental Lender’s Incremental Facility Term Loan Commitment made on the Closing Date. The Borrower authorizes each such Incremental Lender to satisfy the Borrower’s obligation to pay such fee to such Incremental Lender by such Incremental Lender deducting the amount of such fee from the principal amount of the Incremental Facility Term Loan disbursed on the Closing Date by such Incremental Lender and by such Incremental Lender retaining the amount so deducted for such Incremental Lender’s own account. The payment of such fee shall not reduce the principal amount of the Incremental Facility Term Loan made by such Incremental Lender, and the disbursement of the proceeds of such Incremental Facility Term Loan, exclusive of the amount of such fee, shall satisfy such Incremental Lender’s Incremental Facility Term Loan Commitment relating thereto in full.
     7. Credit Agreement Governs.    Except as set forth in this Agreement, the Incremental Facility Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.
     8. Conditions Precedent to Effectiveness of the Incremental Facility Term Loans.    The agreement of each Incremental Lender to make the extension of credit requested to be made hereby is subject to the satisfaction (or waiver), prior to or concurrently with the making of such extension of credit, of the conditions precedent referred to in Exhibit A to the commitment letter dated as of April 25, 2008 among Lehman Brothers Inc., Lehman Brothers Commercial Bank, Lehman Commercial Paper Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P. and the Borrower (the date upon which all such conditions precedent shall be satisfied and the Incremental Facility Term Loans shall have been funded, the “Closing Date”).

     9. Notice.    For purposes of the Credit Agreement, the initial notice address of each Incremental Lender shall be as set forth below its signature below.
     10. Non-US Funding Parties.    For each Incremental Lender that is a Non-US Funding Party, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Lender may be required to deliver to Administrative Agent pursuant to subsection 2.21(d) of the Credit Agreement.
     11. Recordation of the New Loans.    Upon execution and delivery hereof, the Administrative Agent will record the Incremental Facility Term Loans made by each Incremental Lender in the Register.
     12. Amendment, Modification and Waiver.    This Agreement may not be amended, modified or waived except as provided by Section 10.1 of the Credit Agreement.
     13. Entire Agreement.    This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
     14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     15. Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
     16. Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of May 6, 2008.

VOUGHT AIRCRAFT INDUSTRIES, INC.
By:	/s/ KEITH HOWE
	Name:	Keith Howe
	Title:	Vice President and Chief Financial Officer

INCREMENTAL LENDERS

LEHMAN BROTHERS COMMERCIAL BANK,
By:	/s/ BRIAN McNANY
Name: Brian McNany
Title: Authorized Signatory
Notice Address: Attention: Telephone: Facsimile:

Consented to by: LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:	/s/ DIANA ALBANESE
	Name:	Diana Albanese
	Title:	Authorized Signatory

SCHEDULE A
TO JOINDER AGREEMENT

Name of Incremental Lender	Type of Commitment	Amount
Lehman Brothers	Incremental Facility Term	$200,000,000
Commercial Bank	Loan Commitment